STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 29, 1999 between Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), and Michael O'Reilly (the "Optionee").

     WHEREAS, pursuant to a Subscription Agreement dated the date hereof, (the "Subscription Agreement"), Spotless Plastics (USA) Inc., a Delaware corporation ("Spotless"), has purchased 22,284,683 shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), and 9,346 shares of Series B Preferred Stock of the Company, par value $.01 per share (the "Series B Preferred Stock");

     WHEREAS, in connection with the execution and delivery of the Subscription Agreement, Spotless has advanced to the Company the sum of $2,000,000 pursuant to the terms of a Convertible Note (the "Convertible Note"), which is convertible into 25,304,352 shares of Common Stock or, subject to the terms and conditions thereof, 25,305 shares of Series B Preferred Stock;

     WHEREAS, in connection with the execution and delivery of the Subscription Agreement, the Company and the Optionee have entered into an Employment Agreement dated the date hereof (the "Employment Agreement") and a Stock Option Agreement, pursuant to which the Optionee has been granted options to purchase 2,674,714 shares of Common Stock; and

     WHEREAS, in connection with the execution and delivery of the Employment Agreement, the Company and the Optionee have agreed to the award of an option to purchase shares of Common Stock on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Optionee agree as follows:

1.   Grant of Option

     The Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, on the terms and conditions set forth herein, 2,811,595 shares of Common Stock (the "Option Shares"). The Option shall vest and become exercisable in accordance with paragraph 3 below and shall terminate on October 1, 2009 if not sooner exercised.

     2.   Option Price

     The price at which the Option Shares may be purchased upon exercise of the Option shall be $0.07904 ("Option Price").

     3.   Vesting

     The Option shall vest on the seventh anniversary of the date hereof; provided, however, that the Option shall vest and be exercisable if and to the extent that the Convertible Note has been converted into either shares of Common Stock or Series B Preferred or exchanged for shares of capital stock of the Company or any other entity. In the event that the Convertible Note is converted in part, the Option shall be vested and exercisable only in proportion to the amount of the Convertible Note so converted.

     4.   Method of Exercising Option

     a. The Option may be exercised only upon receipt of written notice of exercise by the Secretary of the Company (the "Secretary") specifying that the Option is being exercised and the total number of Option Shares to be purchased. Such notice shall be accompanied by payment in cash of the relevant portion of the Option Price for the number of Option Shares purchased, and such exercise shall be effective on the date upon which the Secretary receives such written notice and payment. The Company shall, within three (3) business days following receipt of the purchase price for the number of Option Shares purchased, give instructions to its transfer agent to issue certificates representing the Option Shares.

     b. The Option may be so exercised during the Optionee's lifetime only by the Optionee, in the event of the death of the Optionee, the Option shall be exercisable by his estate or personal representative within a period not to exceed twelve (12) months following the death of the Optionee. The Option, rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

     c. No person shall not have any rights or privileges of a shareholder of the Company in respect of any of the Option Shares issuable upon exercise of the Option unless and until certificates representing such Option Shares shall have been issued and delivered.

     d. If requested by the Company and if the Option Shares have not been registered under the Securities Act of 1933, as amended, the Optionee (or his beneficiary or estate in the death of the Optionee) shall provide a written representation that the Option Shares to be acquired upon any exercise of the Option are for investment only and not for resale or with a view to the distribution thereof. The Company shall register its sale of the Option Shares pursuant to a Registration Statement on Form S-8 within ninety (90) days following the date hereof and comply with all other requirements of the federal securities laws to enable the Option Shares to be freely tradable upon exercise of the Option by the Optionee.

5.   General

     a. The Company will have the right to withhold from any exercise of the Option, transfer of Common Stock or payment made to the Optionee or to any person hereunder, whether such payment is to be made in cash or in Common Stock, all applicable federal, state, city or other taxes as shall be required, in the determination of the Company, pursuant to any statute or governmental regulation or ruling. In connection with such withholding, the Company reserves the right, where necessary, to deliver to the person entitled to receive Common Stock only the number of whole shares remaining after the withholding has been accomplished, or it may make such other arrangements with the person entitled to receive such payment as it may deem appropriate.

     b. The Company shall not be required to issue or deliver any certificates for Option Shares purchased upon exercise of the Option unless counsel for the Company shall advise that such issuance shall not violate any applicable securities laws or regulations. The Optionee acknowledges that Common Stock issuable upon exercise of the Option is subject to applicable United States securities laws with respect to the resale thereof. Unless the resale of the Option Shares has been registered pursuant to a Registration Statement on Form S-8, certificates representing the Option Shares shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE MADE

          UNLESS A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES HAS BECOME EFFECTIVE UNDER THE ACT OR WINDSWEPT ENVIRONMENTAL GROUP, INC. (THE "COMPANY") IS FURNISHED WITH AN OPINION OF APPROVED COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Notwithstanding any other provision of this Agreement, in no event shall the Option be exercisable in whole or in part after (i) the expiration of the term of the Option, (ii) the termination by the Company of the employment of the Optionee for Cause (as that term is defined in the Employment Agreement) or (iii) the termination by the Optionee of his employment for any reason other than by Resignation for Good Reason.

     d. Nothing in this Agreement shall be deemed to limit, in any way, the right of the Company to terminate the Optionee's employment with the Company.

     e. Any notice, consent or other communication under this Agreement shall be in writing and shall be delivered personally or mailed by registered or certified mail, postage prepaid. Any such notice shall be deemed given and effective when so delivered personally or, if mailed, when actually received or presented for delivery to the following addressee during normal business hours if such presentation shall be refused for any reason, at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

          If to the Optionee, at:

               Michael O'Reilly
               35 Tuthill Pt. Road
               East Moriches, New York  11940

          If to the Company, at:

               Windswept Environmental Group, Inc.
               100 Sweeneydale Ave.
               Bay Shore, New York  11706

     f. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

     g. The section headings herein are for convenience only and shall not affect the construction hereof.

     h. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                              WINDSWEPT ENVIRONMENTAL GROUP, INC.

                              By:    /s/Anthony Towell
                                   ---------------------------------
                              Name:  Anthony Towell
                              Title: Secretary

ACCEPTED BY:

 /s/ Michael O'Reilly
-------------------------
Michael O'Reilly

                                       3